                                                                                                                          Exhibit 5.1

                                            [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                                             July 13, 2006

Wachovia Asset Funding Trust, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Re:      Wachovia Asset Funding Trust, LLC
         Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request,  we have examined the  Registration  Statement on Form S-3,  filed by Wachovia  Asset Funding  Trust,  LLC, a
Delaware  limited  liability  company  (the  "Registrant"),  with  the  Securities  and  Exchange  Commission  on June  30,  2006  (the
"Registration Statement"),  in connection with the registration on Form S-3 under the Securities Act of 1933, as amended (the "Act") of mortgage  pass-through  certificates (the  "Certificates") and mortgage-backed  notes (the "Notes," and together with the Certificates, the  "Securities").  The Securities are issuable in series (each,  a "Series").  The Securities of each Series will be issued  pursuant to documentation more particularly  described in the prospectus and the prospectus  supplement relating to such Series,  forms of which have been included as part of the Registration  Statement (the "Issuing  Documentation").  The Securities of each Series are to be sold as set forth in the  Registration  Statement,  any amendment  thereto,  and the prospectus and prospectus  supplement  relating to such
Series.

         We have  examined  such  instruments,  documents  and records as we deemed  relevant  and  necessary as a basis of our opinion hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents  and the genuineness  of all  signatures;  (b) the  conformity to the originals of all documents  submitted to us as copies;  and (c) the truth, accuracy and completeness of the  information,  representations  and warranties  contained in the records,  documents,  instruments and certificates we have reviewed.

         Based on such  examination,  we are of the  opinion  that  when the  issuance  of each  Series  of  Securities  has been  duly authorized by appropriate  corporate action and the Securities of such Series have been duly executed,  authenticated  and delivered in accordance  with the related  Issuing  Documentation  relating to such Series and sold, the Notes will be binding obligations of the issuer, the Certificates and the Notes will be legally  issued,  fully paid and non-assessable and the holders of the Certificates and of the Notes will be entitled to the benefits of the related  Issuing  Documentation  except as enforcement  thereof may be limited by applicable bankruptcy,  insolvency,  reorganization, arrangement,  fraudulent conveyance,  moratorium,  or other laws relating to or affecting the rights of creditors generally and general principles of equity,  including without  limitation,  concepts of materiality,  reasonableness, good faith and fair dealing,  and the possible  unavailability of specific  performance or injunctive  relief,  regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby  consent to the  filing of this  opinion as an  exhibit  to the  Registration  Statement  and to the use of our name wherever  appearing in the Registration  Statement and the prospectus  contained  therein.  In giving such consent,  we do not consider that we are  "experts,"  within  the  meaning  of the term as used in the Act or the rules and  regulations  of the  Commission  issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ Orrick, Herrington & Sutcliffe LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP